Exhibit 14

                     Consent of PricewaterhouseCoopers, LLP





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                                   Exhibit 14

                     Consent of PricewaterhouseCoopers, LLP




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 9, 2000 relating to the financial statements and financial highlights of CDC Kobrick Investment Trust (formerly Nvest Kobrick Investment Trust) appearing in the September 30, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the reference to us under the headings "Other Financial and Performance Information," "Financial Highlights of the Acquired Funds", "Financial Statements" and "Independent Accountants" in the Registration Statement. We also consent to the references to us under the headings "Fund Performance" and "Independent Accountants" in the Prospectuses and Statement of Additional Information of CDC Kobrick Investment Trust (formerly Nvest Kobrick Investment Trust) dated February 1, 2001 which are incorporated by reference into the Registration Statement.



/S/PricewaterhouseCoopers
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 9, 2001